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                                                                   EXHIBIT 99.02

                  CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

        I, Richard W. Virtue, hereby consent to the use, in the Registration Statement on Form S-1 of TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.


                                             RICHARD W. VIRTUE

Salisbury, North Carolina
May 22, 1996